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                                                                    EXHIBIT 99.9





        Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Michael J. Del Giudice, hereby consent to be named as a prospective director of Wellsford Real Properties, Inc. (expected to be renamed Reis, Inc. upon the consummation of the merger) in the Registration Statement on Form S-4 of Wellsford Real Properties, Inc. being filed herewith and any subsequent amendments thereto.


/s/ Michael J. Del Giudice
--------------------------
Michael J. Del Giudice

Dated: April 9, 2007